Exhibit 99.2

Fastly Announces Second Quarter 2019 Financial Results

SAN FRANCISCO (August 8, 2019)—Fastly, Inc. (NYSE: FSLY), an edge cloud provider, posted today its financial results for the second quarter ended June 30, 2019 in its shareholder letter on the Investor Relations section of its website at https://investors.fastly.com.

“We are excited to report continued momentum in our first quarter as a public company, with strong revenue growth of 34 percent year over year and a DBNER1 of 132 percent,” said Artur Bergman, CEO of Fastly. “Our edge cloud platform continues to attract new enterprise customers while seeing increased usage from existing customers and partners. Our team remains focused on driving both of these metrics while delivering incremental operating leverage from the business.”

Fastly management will host a live Q&A session today at 2:00 p.m. PT / 5:00 p.m. ET to discuss financial results and outlook.

Fastly Second Quarter 2019 Q&A Session
When: Thursday, August 8, 2019
Time: 2:00 p.m. PT / 5:00 pm ET
Conference ID: 8879254
Live Call: (866) 211-4110 (US/Canada) or (647) 689-6608 (International)
Webcast: https://investors.fastly.com.
The webcast will be archived on the investor relations site following the call.

About Fastly
Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the Internet. The platform is designed to take advantage of the modern Internet, to be programmable, and to support agile software development. Fastly’s customers’ use our edge cloud platform to ensure concertgoers can buy tickets to the live events they love, travelers can book flights seamlessly and embark on their next great adventure, and sports fans can stream events in real time, across devices. They include many of the world’s most prominent companies, including Spotify, Alaska Airlines, Hulu, The New York Times, and Ticketmaster.

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including our prospectus filed with the SEC pursuant to Rule 424(b)(4) dated May 16, 2019. Additional information will also be set forth in Fastly’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

Investor Contact:
Maria Lukens
ir@fastly.com

Media Contact:
Elaine Greenberg
press@fastly.com

1 Dollar-Based Net Expansion Rate (DBNER) measures the change in existing customers’ revenue from usage of our platform over a twelve month period, excluding the effect of new and churned customers.. We calculate DBNER by dividing the revenue for a given period from customers who remained customers as of the last day of the given period (the "current" period) by the revenue from the same customers for the same period measured one year prior (the "base" period). The revenue included in the current period excludes revenue from (i) customers that churned after the end of the base period and (ii) new customers that entered into a customer agreement after the end of the base period.